EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 28, 1999, with respect to the balance sheet of KeyCorp Student Loan Trust 1999-B in the KeyCorp Student Loan Trust 1999-B Prospectus Supplement and to the incorporation by reference of our report in the Registration Statement (Form S- 3, No. 333-80109) and related Prospectus of KeyCorp Student Loan Trusts dated August 17, 1999.



/s/ Ernst & Young LLP


Cleveland, Ohio
September 28, 1999